SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D)
              OF THE SECURITIES EXCHANGE ACT OF 1934




                          APRIL 16, 1997

                 (Date of earliest event reported)



          First Financial Corporation of Western Maryland

          (Exact name of registrant as specified in its charter)



DELAWARE              0-19837                            52-1700036
(State or other       (Commission File Number)           (IRS Employer
jurisdiction                                             Identification No.)
of incorporation)


118 BALTIMORE STREET, CUMBERLAND, MARYLAND               21502
(Address of principal executive offices)                 (Zip Code)



                            (301) 724-3363
         (Registrant's telephone number, including area code)



                             NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)





                         Page 1 of 6 Pages
                      Exhibit Index appears on Page 2
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Item 5.   OTHER EVENTS

          On April 16, 1997, First Financial Corporation of Western Maryland (the "Corporation") announced that the Corporation had consolidated net income for the quarter ended March 31, 1997 of $1.2 million or $0.58 per share, as compared to net income of $989,000 or $0.45 per share for the same period in
the prior fiscal year.   A copy of the press release, dated April 16, 1997,
is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          Not applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION

          Not applicable.

     (c)  EXHIBITS

          (99) Press release dated April 16, 1997.

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         FIRST FINANCIAL CORPORATION
                          OF WESTERN MARYLAND



Date:  April 22, 1997    By:  /S/ WILLIAM C. MARSH
                              --------------------
                              William C. Marsh
                              Executive Vice President and
                               Chief Financial Officer